UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report: (Date of earliest event reported)  June 3, 2010

RF INDUSTRIES, LTD.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On June 3, 2010, the Board of Directors of RF Industries, Ltd. (the “Registrant”) agreed to continue the Registrant’s existing employment arrangement with Howard Hill for an additional year.  Mr. Hill currently serves as the Registrant’s President and Chief Executive Officer.  Under Mr. Hill’s current employment, the Registrant had the right to terminate the employment agreement effective on June 20, 2010.  Mr. Hill’s annual salary during the next year of his employment agreement will remain $210,000.   However, the Registrant agreed with Mr. Hill that Mr. Hill’s annual salary will automatically increase to $220,000 for the year ending June 20, 2011 if certain company-wide compensation policies are implemented.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 3, 2010, the Registrant held the annual meeting of its shareholders.  At the meeting, the holders of the Registrant’s outstanding common stock acted on the following matters:

A. Total shares voted:       2,182,914

(1)          The shareholders voted for five directors, each to serve for a term of one year and until his successor is elected.  Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld

John R. Ehret	1,149,183	65,674

Marvin H. Fink	941,385	273,472

Howard F. Hill	940,035	274,822

Robert Jacobs	1,146,333	68,524

William L. Reynolds	1,147,983	66,874

(2)          To approve the adoption of the Registrant’s 2010 Stock Incentive Plan.  Votes cast were as follows:

For	Against	Abstain

788,394	386,098	40,365

(3)          To ratify the selection of J.H. Cohn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending October 31, 2010.  Votes cast were as follows:

For	Against	Abstain

2,173,801	6,383	2,730

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2010

	By:	/s/ JAMES DOSS
James Doss
Chief Financial Officer
and Corporate Secretary